Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS “[***]”, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WEA International Inc.

75 Rockefeller Plaza

New York, New York 10019

Dated: 22 July, 2014

Cinram Group, Inc.

1400 East Lackawanna Avenue

Olyphant, PA 18448

Cinram GmbH

Max Planck Strasse 1-9

52477 Alsdorf

Germany

Cinram Operations UK Limited

12 Central Avenue

Ransomes Europark

Ipswich

Suffolk

IP3 9SL

Cinram

Office of General Counsel

860 Via de la Paz, Suite F4

Pacific Palisades, CA 90272

Attention: Howard Berman

WMIS Limited

Seventh Floor

90 High Holborn

London

WC1V 6XX

Gentlemen:

Reference is made to the International Manufacturing and PP&S Agreement dated as of July 1, 2010 (the “International Agreement”) between (a) WEA International Inc. (“WMI”), on the

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one hand and (b) Cinram GmbH, Cinram Group, Inc. and Cinram Operations UK Limited (collectively, “Cinram”), on the other hand, as amended on by letters dated January 14, 2011, January 21, 2011 and August 31, 2012. Any terms which are used below and which are defined in the International Agreement shall have the same meanings and definitions as set forth therein, unless otherwise indicated. This Assignment and Amendment Agreement (“Assignment and Amendment”), when signed by each of the parties shall constitute an agreement to further modify the International Agreement as hereinafter provided, effective as of 31 January 2014.

Assignment

1.	The parties agree to assign the International Agreement from WMI to WMIS Limited (“WMIS”) as further described below.

a.	With effect from 1 February 2014 (the “Assignment Effective Date”), WMIS shall be substituted for WMI in the International Agreement. WMIS shall acquire all the rights and become obliged to perform all the obligations and duties of WMI under the International Agreement which, in accordance with the terms herein, are hereby fully assigned and delegated to WMIS, who undertakes to Cinram, and WMI to fully perform the International Agreement. WMIS agrees to be bound by the terms and conditions of the International Agreement in every way as if it was named in the International Agreement as a party in place of WMI. Cinram undertakes to provide the Services and perform its obligations to WMIS and accept performance by WMIS of the obligations and duties of WMI as good discharge of the same. Notwithstanding such assignment and delegation, WMI at all times shall remain directly and fully liable to Cinram for the performance of the obligations of WMI and WMIS under the International Agreement.

b.	Cinram agrees, undertakes and warrants (as appropriate) as follows:

i.	it has full right and power to enter into and perform this Assignment and Amendment, which when executed, will constitute valid and binding obligations on Cinram in accordance with its terms; and

ii.	it will as soon as reasonably practicable after the Assignment Effective Date do any further acts and execute such further documents as may be required to enable WMIS to enjoy the rights and benefits and be subject to all of the obligations of the International Agreement, subject to reimbursement by WMIS of the reasonable costs incurred by Cinram in connection therewith if any.

c.

With effect from the signature hereof, but and subject to the below, without waiving any rights against WMI, Cinram has the right to enforce the International Agreement and pursue any rights, claims and/or demands under the same against WMIS with respect to matters arising on or after the Assignment Effective Date

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as though WMIS were the party to the International Agreement instead of WMI. Cinram undertakes and acknowledges that it may not proceed to enforce any right or remedy against WMI hereunder unless and until a default by WMIS under the International Agreement relating to the period on or after the Assignment Effective Date has occurred and is continuing beyond any applicable cure period and unless otherwise agreed by WMI, Cinram has exhausted all its rights and remedies against WMIS in respect of such breach before proceeding against WMI. Nothing in this Amendment Agreement shall limit or restrict WMI’s right, on a continuing basis, led to all defences, rights and remedies available to WMI and WMIS pursuant to the International Agreement which shall continue to apply in full to both WMI and WMIS notwithstanding the assignment contemplated herein and references herein to WMIS shall apply to WMI. In no event may any change be made to the terms of this Agreement which may adversely impact WMI’s position without WMI’s prior written consent.

d.	WMIS agrees, undertakes and warrants that it has full right and power to enter into and perform this Assignment and Amendment which when executed, will constitute valid and binding obligations on WMIS in accordance with its terms.

Amendments

2.	Section 3(a) is amended such that the initial term shall commence on the Effective Date and shall expire on January 31 2017.

3.	Schedule C of Exhibit A shall be replaced in its entirety with the Schedule C Exhibit A attached hereto.

4.	Clause 7(a) of Exhibit A shall be replaced in its entirety with the following:

“Rendition of Invoices. Except with respect to shipping charges to be borne by WMIS as provided in Paragraph 3(i) of this Exhibit, for each month of the Term, Company shall prepare and render invoices in Euros as follows:

(i)	Company shall invoice WMIS for each completed and shipped Order of Products setting forth all Fees owed by WMIS under this Exhibit with respect to the same together with any applicable VAT;

(ii)	Company shall invoice each WMI Affiliate and Licensee as appropriate in respect of all other services (other than shipped Order of Products) provided to that WMI Affiliate or Licensee by Company pursuant to this Agreement (which shall include for example and without limitation, test pressings and other pre-production services together with any applicable VAT);

[***].

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If WMIS or any WMI Affiliate or Licensee disputes an invoice it may withhold payment and the parties shall discuss the issue. If WMIS or any WMI Affiliate or licensee disputes an amount contained in an invoice but has already paid to Company such amount, WMIS, the WMI Affiliate or licensee may withhold the disputed amount from amounts otherwise owed to Company or hereunder during the pendency of such dispute. The invoices for all units hereunder will follow the same format as current invoices but at a minimum shall contain “per SKU” line item detail with special handling or other miscellaneous changes indicated separately in the form and manner consistent with Company’s general form of invoice and shall comply with all applicable laws and regulations. Company shall submit all such invoices to WMIS electronically pursuant to instructions given by WMIS to Company from time to time (and in paper form, to the extent WMI so requests and shall always do so for invoices due to licensees), and throughout the Term Company shall make available to WMI and its Affiliates a system where by all such invoices can be submitted electronically to WMI and its Affiliates. For the avoidance of doubt, WMI Affiliates shall only be liable for any payments hereunder provided that they have received the completed Orders for the relevant finished units of Components and Products reflected in such invoice.

5.	A new clause 8 of Exhibit A shall be added as follows:

“(a) At WMIS’s request Company shall buy Products from WMIS corresponding to Products and volumes requested by WMI Affiliates and Licensees from time to time (“Affiliate Order Products”). Such products shall be purchased by Company at the list prices provided by WMIS from time to time (“Warner Sale Price”) together with applicable VAT if any. Company shall invoice WMIS for Products purchased pursuant to this clause 8 monthly, which invoices shall be off-set against monies due to Company in that month from WMIS pursuant to clause 7(a) above. Title to Affiliate Order Products shall transfer to Company immediately prior to shipment to the relevant WMI Affiliate or Licensee as further described below. Shipment shall be subject to the terms of Exhibit B hereto.

(b) Where Company has purchased Affiliate Order Products from WMIS it shall sell the same to the relevant WMI Affiliates or Licensees in accordance with the orders placed by such WMI Affiliate or Licensee and at the Warner Sale Price together with applicable VAT if any. Title shall transfer to the relevant WMI Affiliate or Licensee on shipment.

6.	A new clause 9 of Exhibit A shall be added as follows:

“(a) At WMIS’s request and as an alternative to the provisions of clause 8 above, Company shall pack and ship orders to WMI Affiliates and Licensees in such

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volumes and at such times as may be notified to it by WMIS and in accordance in all respects with the provisions of this Agreement. In no event shall Company ship orders to a WMI Affiliate or Licensee without WMIS’ prior written approval. WMIS shall invoice those WMI Affiliates and Licensees in respect of any approved orders of Products shipped to them by Company in accordance with this Agreement and shall provide a copy of each such invoice to Company by email or such other means as may be agreed between the parties from time to time (“WMIS Invoices”). Where necessary for the purposes of compliance with export or customs requirements or otherwise to comply with applicable law or regulation Company may sign the WMI Invoices on WMIS’ behalf pursuant to a separate letter of authorization in place from time to time. Company shall invoice WMI Affiliates and Licensees directly for the costs of shipment in accordance with the provisions of this Agreement. Company undertakes to provide the following reconciliation and cash collection service to WMIS at no additional cost to the Service Charges.

(i)	On a weekly basis WMIS shall provide to Company a list of all amounts received by it from WMI Affiliates and Licensees in respect of Products shipped pursuant to this Agreement.

(ii)	Company shall reconcile such amounts received against the WMIS Invoices and shall provide a report of such reconciliation in the format attached as Annex A.

(iii)	On a monthly basis Company will issue a reminder to any Licensee with an outstanding invoice which has not been paid in full and shall notify WMIS of the same.

(iv)	Pick, pack and ship Services in connection with such Orders of Products shall be provided on the terms of this Agreement.

Company undertakes to comply with all applicable rules and regulations concerning the export of Products necessary to provide the pick, pack, ship and cash collection service described above, and WMIS undertakes to complete the exporter representation documentation and provide such other documentation as may be required by the German customs office or that of the destination country from time to time. At WMIS’ request Company shall submit reports and/or make statistical declarations or provide other tax/customs administration services relating to the Services provided to or Products shipped for WMIS to the relevant German or UK authorities or such other authorities as the parties may agree at no additional charge.

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7.	Schedule C of Exhibit B shall be replaced in its entirety with the Schedule C Exhibit B attached hereto.

8.	Clause 8(a) of Exhibit B shall be replaced in its entirety with the following:

“Rendition of Invoices. Except with respect to shipping charges to be borne by WMIS as provided in Paragraph 3(i) of this Exhibit, for each month of the Term, Company shall prepare and render invoices in Euros as follows:

(i)	Company shall invoice WMIS for each completed and shipped Order of Products setting forth all Fees owed by WMIS under this Exhibit with respect to the same together with any applicable VAT;

(ii)	Company shall invoice each WMI Affiliate and Licensee as appropriate in respect of all other services (other than shipped Order of Products) provided under this Exhibit to that WMI Affiliate or Licensee by Company pursuant to this Agreement;

[***].

If WMIS or any WMI Affiliate or Licensee disputes an invoice it may withhold payment and the parties shall discuss the issue. If WMIS or any WMI Affiliate or licensee disputes an amount contained in an invoice but has already paid to Company such amount, WMIS, the WMI Affiliate or licensee may withhold the disputed amount from amounts otherwise owed to Company or hereunder during the pendency of such dispute. The invoices for all units hereunder will follow the same format as current invoices but at a minimum shall contain “per SITU” line item detail with special handling or other miscellaneous changes indicated separately in the form and manner consistent with Company’s general form of invoice and shall comply with all applicable laws and regulations. Company shall submit all such invoices to WMIS electronically pursuant to instructions given by WMIS to Company from time to time (and in paper form, to the extent WMIS so requests and shall always do so for invoices due to licensees), and throughout the Term Company shall make available to WMIS and its Affiliates a system where by all such invoices can be submitted electronically to WMIS and its Affiliates. For the avoidance of doubt, WMI Affiliates shall only be liable for any payments hereunder provided that they have received the completed Orders for the relevant finished units of Components and Products reflected in such invoice.

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9.	Cinram undertakes to provide, the services set out in Schedule C hereto (the “Additional Services”) and the same shall form part of the definition of “Services” as set out in Section 1 of the International Agreement. The charge for such Additional Services is included in the Service Charges set out in Exhibit B (as amended by this Assignment and Amendment Agreement).

(a)	The Additional Services shall be provided on a non-exclusive basis in accordance with good industry practice to be expected of a professional provider of manufacturing and logistics procurement and provision services and with all due care, skill and prudence by suitably trained and qualified staff. [***].

(b)	[***].

(c)	The scope and performance of the Additional Services shall be monitored and the parties shall discuss any required adjustments as may be necessary or desirable from time to time.

(d)	[***].

(e)	[***].

(f)	[***].

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(g)	[***].

(h)	WMIS may elect to terminate the provision of some or all of the Additional Services at any time on no less than 60 days’ prior written notice. In the event of such termination the charges set forth on Exhibit B with respect to “Business Services” shall be reduced and that parties shall discuss in good faith the amount of reduction in Charges which is commensurate with the reduction in Additional Service.

10.	If for any reason on termination of this International Agreement or any part thereof the contract of employment of any employee of Cinram (or any employee of any Approved Sub-contractor of Cinram) transfers or is claimed to have so transferred to WMIS or any of its Affiliates, or a third party service provider of WMIS or any of its Affiliates (“Recipient”), whether pursuant to applicable law or otherwise (a “Transferring Employee”), Cinram may within fourteen (14) days of such notification make to the Transferring Employee an offer in writing to employ him under a new contract of employment (on identical terms to his contract existing immediately prior to the transfer), to take effect on the date such offer is made (the “Cinram Offer”) and such Cinram Offer will remain open for acceptance by the Transferring Employee for a maximum of ten (10) Business Days. If the Licensee Offer is accepted by the Transferring Employee, the Recipient shall waive any Transferring Employee notice requirement so as to allow the Transferring Employee to immediately commence employment with Cinram. If no Cinram Offer is made or the Cinram Offer is not accepted by the Transferring Employee within ten (10) Business Days from the date of the Cinram Offer the Recipient may terminate, the employment of the Transferring Employee (for any reason whatsoever) and Cinram shall be liable for and shall indemnify and keep indemnified the Recipient on an after-Tax basis against all and any losses, claims, actions, debt, proceedings, demands, awards, penalties, fines and interest that may be directly or indirectly suffered or incurred by the Recipient arising out of or in connection with the employment and/or dismissal of the Transferring Employee except to the extent such liabilities arise as a consequence of any unlawful conduct of any member of the Recipient aside from the termination of employment of the relevant person.

11.	Except as expressly modified in this Assignment and Amendment, all other terms and conditions of the International Agreement are hereby ratified and confirmed and will remain in full force and effect.

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Executed by the parties.

ACCEPTED AND AGREED TO:

WEA INTERNATIONAL INC.		WMIS LIMITED

By:	/s/ Paul Robinson	By:	/s/ Chris Ancliff
Name:	Paul Robinson	Name:	Chris Ancliff
Title:	Vice President	Title:	General Counsel

CINRAM GROUP, INC.		CINRAM GmbH

By:	/s/ Howard Z. Berman	By:	/s/ Dieter Lubberich
Name:	Howard Z. Berman	Name:	Dieter Lubberich
Title:	SVP & General Counsel	Title:	Managing Director

CINRAM OPERATIONS UK LIMITED

By:	/s/ Neil Ballantine
Name:	Neil Ballantine
Title:	Director

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Exhibit A

Schedule

C

[***]

[28 pages]

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Exhibit B

Schedule C

[***]

[2 pages]

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Schedule C

Additional Services

Product Preparation

1.	Liaison with originating affiliates/repertoire owners related to new releases:

•	developing special parts/products and liaising with suppliers

•	collecting audio/artwork assets and necessary paperwork and validating

•	Uploading and forwarding assets for manufacturing Creation of BOMs in MES

•	Sourcing of supplier quotes for special parts/products

•	Maintenance of release date in MES and placement of manufacturing PO for initial shipment of any new release (first order only) – including liaison with affiliates related to first shipment queries (only).

•	Resolution of PO Pricing queries

Customer Services

•	Day-to-day liaison with WMISL Teams

•	Resolution of queries and issues related to services provided by Cinram for WMISL

•	Co-ordination of ‘pre-flight’ activities related to any Cinram manufactured product

•	Co-ordination of agreed changes by WMISL Product Preparation to US artwork for European manufacture

•	Co-ordination of storage of all assets with basic retrieval data on Cinram systems

•	Co-ordination of digital upload into DAS to supply CAR & Phononet (as current)

[***]

[***]

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Annex A

DATE	21/05/2014

Account Nr	Customer Name	Invoice-Nr	Delivery Note	Invoice-date	Due-Date	Amount invoiced	Curr	Amount paid	Paid date	Amount outstanding

	TOTAL					TOTAL ENTRY HERE